UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2016 (April 1, 2016)

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

Suite 1526

New York, NY 10022

(Address of principal executive offices)

(212) 634-6462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Staffing 360 Solutions, Inc. (the “Company”) announced today that it had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with a purchaser (the “Purchasers”) pursuant to which the Company issued and sold to the Purchasers 527,000 shares of the Company’s Common Stock at a purchase price of $2.85 per share (the “Securities”), for an aggregate of approximately $1.5 million, before placement fees and estimated offering expenses. The offering of the Securities was made under the Company’s shelf registration statement on Form S-3 (Registration No. 333-208910) (the “Registration Statement”), including a related prospectus dated March 23, 2016, as supplemented by a Prospectus Supplement dated April 4, 2016, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Securities were delivered against payment of the purchase price on April 4, 2016. The Purchasers in this offering have also purchased 175,438 shares of the Company’s Series C Preferred Stock at a purchase price of $2.85 (the “Preferred Securities”), for an aggregate of approximately $500,000, before placement fees and estimated offering expenses. The offering of the Series C Preferred Securities was made under the Registration Statement, including a related prospectus dated March 23, 2016, as supplemented by a Prospectus Supplement dated April 7, 2016.

In connection with the offer and sale of the Securities, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”), dated April 1, 2016, with Joseph Gunnar & Co., LLC (“Joseph Gunnar”) pursuant to which the Company engaged Joseph Gunnar to act as placement agent for this transaction. Joseph Gunnar has no commitment to purchase any of the Company’s Common Stock and is acting only as an agent in obtaining indications of interest for the Common Stock from certain purchasers who will purchase the Securities directly from the Company. Pursuant to the Placement Agency Agreement, the Company agreed to pay Joseph Gunnar an 8% placement agent fee of $160,156 in connection with the sale of the Securities. In the Placement Agency Agreement, the Company agreed to indemnify Joseph Gunnar and each of its partners, directors, officers, associates, affiliates, subsidiaries, employees, consultants, attorneys and agents, and each person, if any, controlling Joseph Gunnar and any of its affiliates, against liabilities resulting from this offering and to contribute to payments Joseph Gunnar may be required to make for these liabilities.

A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2016, the Company filed a Certificate of Designation of Series C Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State, whereby the Company designated 500,000 (five hundred thousand) shares as Series C Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”). The Series C Preferred Stock shall have a stated value of $1.00 per share (the “Stated Value”). The Certificate of Designation sets forth the voting powers, designations, preferences, privileges, limitations, restrictions and relative rights applicable to the Series C Preferred Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of the Series C Preferred Stock (each a “Holder”) shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $0.00001 for each share of Series C Preferred Stock before any distribution or payment shall be made to the holders of any junior securities and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Company’s common stock, par value $0.00001 per share (the “Common Stock”) would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations under the Certificate of Designation) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Except for stock dividends or distributions for which adjustments are to be made pursuant to the Certificate of Designation, Holders are entitled to dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series C Preferred Stock.

Each share of Series C Preferred Stock shall be convertible at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in the Certificate of Designation) determined by dividing the Stated Value of such share of Series C Preferred Stock by the conversion price for the Series C Preferred Stock, which shall equal $1.00, subject to adjustment in accordance with the Certificate of Designation (the “Conversion Price”). Holders may effect conversions by providing the Company with a conversion notice in accordance with form and procedures set forth in the Certificate of Designation.

The “Beneficial Ownership Limitation” with respect to the Series C Preferred Stock is 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable Holder. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to its Series C Preferred Stock; provided, that the Beneficial Ownership Limitation in no event shall exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable Holder.

Except as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

The Certificate of Designation was filed in connection with the Company’s issuance of an aggregate of 175,439 shares of Series C Preferred Stock to the Purchasers pursuant to the Securities Purchase Agreement. The Certificate of Designation and related issuances were approved by the Company’s board of directors on April 6, 2016.

A copy of the Certificate of Designation as filed with the Secretary of State of Nevada is attached as Exhibit 3.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Certificate of Designation and Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.1	Certificate of Designation of Series C Preferred Stock
10.1	Securities Purchase Agreement, dated April 3, 2016, by and between the Company and the Purchasers of the Securities
10.2	Placement Agency Agreement dated April 1, 2016, between the Company and Joseph Gunnar & Co., LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2016	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman